                                                                     EXHIBIT 3.1

                                                                ENDORSED - FILED
                                                            IN THE OFFICE OF THE
                                                              SECRETARY OF STATE
                                                      OF THE STATE OF CALIFORNIA

                                                                     JAN 21 1998

                                                  BILL JONES, SECRETARY OF STATE

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION


     Steven S. Myers and Ronald A. Hunn hereby certify that:

     1. They are the President and Secretary, respectively, of Steven Myers & Associates, Inc., a California corporation (the "Corporation").

     2. The Articles of Incorporation of this Corporation are amended and restated in full to read as follows:

                                       I.

          The name of this corporation is "STEVEN MYERS & ASSOCIATES, INC."

                                      II.

          The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

          A. Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, as "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is sixty million (60,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock. Upon the amendment and restatement of this
     Article III to read as hereinabove set forth, each share of issued and outstanding Series A Common Stock shall be converted into 12.707844 shares of Common Stock, and each share of issued and outstanding Series B Common Stock shall be converted into 12.707844 shares of Common Stock.

          B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of that series, but not below the number of shares of
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     such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      IV.

          The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       V.

          The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, approval of shareholders of disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

          Any repeal or modification of this Article shall be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability of indemnification.

     3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Section 902 of the Corporations Code. The total number of outstanding Series A shares of this Corporation is 202,292 shares. The total number of outstanding Series B shares of this Corporation is 812,819 shares. The number of shares voting in favor of the amendment and restatement equaled or exceed the vote required. The percentage vote required was more than 50% of the outstanding shares of Series A Common Stock voting as a separate class and more than 50% of the outstanding shares of Series A Common Stock and Series B Common Stock voting together as a class.

                                      -2-
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     We further declare under penalty of perjury under the laws of the State of
California that the matters set forth in this certificate are true and correct of our own knowledge.



DATE: January 19, 1998                       /s/ Steven S. Myers
      --------------------             --------------------------------
                                       Steven S. Myers, President



                                            /s/ Ronald A. Hunn
                                       -------------------------------
                                       Ronald A. Hunn, Secretary


                                                 [STATE SEAL]
                                      [OFFICE OF THE SECRETARY OF STATE]


                                      -3-
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                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California
                                                       Aug 6 1998
                                                     /s/ Bill Jones
                                             BILL JONES, Secretary of State


                            CERTIFICATE OF OWNERSHIP

     Steven S. Myers and Ronald A. Hunn certify that:

     1. They are the President and Secretary, respectively, of Steven Myers & Associates, Inc. a California corporation.

     2. This corporation owns all the outstanding shares of SM&A Corporation, a California corporation.

     3. The board of directors of this corporation duly adopted the following resolution:

     RESOLVED, that this corporation merge SM&A Corporation, its wholly owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 1110 of the California Corporations Code;

     RESOLVER, FURTHER, that Article I of the Amended and Restated Articles of Incorporation of this corporation shall be deleted and replaced with a new
     Article I to read in its entirety as follows:

                                   ARTICLE I

                     THE NAME OF THIS CORPORATION SHALL BE:

                                SM&A CORPORATION

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

July 8th, 1998

                                        /s/ Steven S. Myers
                                        ----------------------------------
                                       Steven S. Myers, President


                                        /s/ Ronald A. Hunn
                                        ----------------------------------
                                        Ronald A. Hunn, Secretary

                                  [SEAL OF THE OFFICE OF THE SECRETARY OF STATE]
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                                                     ENDORSED - FILED
                                         In the Office of the Secretary of State
                                                of the State of California

                                                       APR 25 2000

                                              Bill Jones, Secretary of State



                            CERTIFICATE OF OWNERSHIP


Michael A. Piraino hereby certifies that:

1. He is the President and Secretary of SM&A Corporation, a California corporation (this "Corporation").

2. This Corporation owns all of the outstanding shares of Emergent Information Technologies, Inc., a California corporation.

3. The board of directors of this Corporation duly adopted the following resolution:

         RESOLVED, that this Corporation merge Emergent Information Technologies, Inc., its wholly-owned subsidiary, into itself and assume all of its obligations pursuant to Section 1110 of the California Corporations Code;

         RESOLVED, FURTHER, that Article I of the Amended and Restated Articles of Incorporation of this Corporation shall be deleted and replaced with a new Article I to read in its entirety as follows:


                                    ARTICLE I

                     THE NAME OF THIS CORPORATION SHALL BE:

                     EMERGENT INFORMATION TECHNOLOGIES, INC.

4. This Certificate of Ownership and the merger shall become effective on May 4, 2000.

         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.


April 24, 2000                   /s/ MICHAEL A. PIRAINO
                                 ---------------------------------------------
                                 Michael A. Piraino, President and Secretary
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                                                     ENDORSED - FILED
                                         In the Office of the Secretary of State
                                                of the State of California

                                                       JAN 24 2002

                                              Bill Jones, Secretary of State


                             CERTIFICATE OF OWNERSHIP


Steven S. Myers hereby certifies that:

1. He is the President and Chief Executive Officer and Asst. Secretary of Emergent Information Technologies, Inc., a California corporation (the "Company").

2. The Company owns all of the outstanding shares of capital stock of SM&A, a California corporation.

3. The Board of Directors of the Company has duly approved and adopted the following resolutions:

         NOW, THEREFORE, BE IT RESOLVED, that the Company merge SM&A, its wholly-owned subsidiary, into itself and assume all of its obligations pursuant to Section 1110 of the General Corporation Law of the State of California;

         RESOLVED FURTHER, that Article I of the Articles be deleted and replaced with a new Article I to read in its entirety as follows:

                                    ARTICLE I

                     THE NAME OF THIS CORPORATION SHALL BE:

                                      SM&A

4. This Certificate of Ownership and the merger described in Paragraph 3 above shall be effective upon filing.

         I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.



Date:    1/22/02                      /s/ STEVEN S. MYERS
                                      -----------------------------------------
                                      Steven S. Myers, President and
                                        Chief Executive Officer and Asst. Secty